SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): December 18, 2007

Covad Communications Group, Inc.
(Exact name of the Registrant as specified in its charter)
__________________
Delaware
(State or other jurisdiction of incorporation)

001-32588	77-0461529
(Commission File Number)	(IRS Employer Identification No.)

110 Rio Robles San Jose, California	95134-1813

(Address of principal executive offices)	(Zip code)
(408) 952-6400
__________
(The Registrant’s telephone number)

(Former name or former address, if changed since last report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.01(e): Compensatory Arrangements of Certain Officers.
ITEM 9.01: Financial Statements and Exhibits.
SIGNATURE
EXHIBIT 10.1

ITEM 5.01(e): Compensatory Arrangements of Certain Officers.
          On December 6, 2007, the Compensation Committee of the Board of Directors of Covad Communications Group, Inc. (the “Company”) approved the Company’s 2008 Short Term Incentive Plan (the “Plan”), subject to its final approval by Platinum Equity pursuant to the terms of the Agreement and Plan of Merger dated October 28, 2007. Platinum Equity provided its approval on December 18, 2007. A copy of the Plan is attached as an exhibit to this report. Under the Plan, the Company’s employees, including its executive officers, are eligible for quarterly cash bonuses; provided that employees (including officers) who participate in a separate commission or other incentive plan are not eligible to receive compensation under the Plan. The individual executive officers’ bonus opportunity amounts will be established by the Compensation Committee at a later date and these amounts are expected to vary among the different participants.
          Pursuant to the Plan, the amount of the semi-annual and annual bonuses depends on whether the Company achieves financial targets for adjusted EBITDA, which metrics are the same as the targets that are set forth in the Company’s annual budget, as approved by the Board of Directors. Each participant is eligible to receive up to 25% of his bonus opportunity amount based on the Company’s financial results for the three quarters ended March 31, June 30, and September 30; in each case payment is contingent on achieving 90% of the applicable target, with the actual percentage of the applicable target achieved being paid (up to a maximum of 100% if the Company meets or exceeds such target). At the end of the fiscal year, the Company will calculate performance in total for the plan year and determine each participant’s annual bonus amount, less any amount paid based on the Company’s performance during the first three quarters of the year. In each case payment is contingent on achieving 90% of the applicable target, with 90% of the maximum amount for that portion of the bonus being paid if we achieve at least 90% but less than 99% of the applicable target, 100% paid if we achieve at least 100% but less than 110% of the applicable target, and the sum (up to a maximum of 200%) of the following: (1) 100%; and (2) 1.5 multiplied by the difference between the actual percentage to applicable target and 110%, if such actual percentage is equal to or greater than 110% of the applicable target.
          The Company reserves the right to withdraw, amend, add to and terminate the Plan, or any portion of it, in its sole discretion at any time, including but not limited to increasing or eliminating the amounts of compensation set forth in the Plan to the fullest extent permitted by law.
          A copy of the Plan is attached as Exhibit 10.1.
ITEM 9.01: Financial Statements and Exhibits.
     (c) Exhibits
          10.1 2008 Short Term Incentive Plan.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Date: December 26, 2007

By:	/s/ Douglas Carlen
Douglas Carlen
Senior Vice President and General Counsel (Chief Legal Officer)

EXHIBIT INDEX

Exhibit No.	Description
10.1	Covad Communications Group, Inc. 2008 Short Term Incentive Plan